Contact:
Crocker Coulson, President	Feng Wang, Chief Financial Officer
CCG Investor Relations	Zhongpin Inc.
646-213-1915	86-10-82861788
crocker.coulson@ccgir.com	zhongpin.ir@gmail.com
www.ccgir.com	www.zpfood.com

For Immediate Release

Zhongpin Raises Guidance for Full Year 2008

▪	Revenue guidance raised to $550 million to $570 million
▪	Fully diluted earnings to reach $1.15 to $1.19 per share

Changge City, Henan Province, China - October 10, 2008 - Zhongpin Inc. (NASDAQ: HOGS) (“Zhongpin” or “the Company”), a leading meat and food processing company in the People’s Republic of China (“PRC”), today raised its revenue and earnings per share guidance for the fiscal year ended December 31, 2008.

Zhongpin expects revenues for the fiscal year ended December 31, 2008 to be in the range of $550 million to $570 million, higher than the Company’s earlier guidance of $490 million and $520 million. Gross margin for the full year 2008 is expected to be above 12.7% with net profit margin of at least 6.4%. The Company expects fully diluted earnings to be in the range of $1.15 to $1.19 per share, significantly higher than its earlier guidance of $0.98 to $1.07 per share. This guidance excludes the impact of any future acquisitions.

Zhongpin’s guidance has been increased to reflect strong revenue growth during the third quarter of 2008 and anticipated strong performance in the upcoming peak season in the fourth quarter. The Company’s new plant in Luoyang city, which began production in the beginning of the third quarter, contributed to the Company’s third quarter sales growth.

“During the third quarter, we experienced robust growth in our sales volume due to lower pork prices and additional capacity from the Luoyang plant. We expect to close the year with strong performance since the first and the fourth quarters are typically peak seasons in our industry and we expect the Luoyang plant to continue to make a meaningful contribution,” commented Mr. Xianfu Zhu, CEO of Zhongpin. “As we continue to experience strong revenue growth and increased efficiency in our operations, we are confident in our ability to achieve our guidance for 2008.”

About Zhongpin

Zhongpin is a meat and food processing company that specializes in pork and pork products, and fruits and vegetables, in the PRC. Its distribution network in the PRC spans more than 24 provinces and includes over 2,960 retail outlets. Zhongpin’s export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan and South Korea. For more information, contact CCG Investor Relations directly or go to Zhongpin’s website at www.zpfood.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by Zhongpin on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company’s planned manufacturing capacity expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but these projections also involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as, unanticipated changes in product demand, interruptions in the supply of live pigs/raw pork, downturns in the Chinese economy, delivery delays, freezer facility malfunctions, poor performance of the retail distribution network, changes in applicable regulations, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

###